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                                                                      MS-20-E
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                                                                   EXHIBIT 10(c)

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Account No.
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
      Customer's Name          Address and Area Code   Corporation Reg. No.   Telephone No.
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
PERRIGO ISRAEL HOLDINGS LTD.                                51-306712-7

TO
BANK HAPOALIM B.M.
THE CENTRAL BRANCH

                              LETTER OF UNDERTAKING

      Made and Executed in Allegan, Michigan on the 16th day of March, 2005

WHEREAS we, the undersigned, have requested that Bank Hapoalim B.M. (hereinafter: the "BANK") provide to us a loan in the sum of US$ 400,000,000 (four hundred million U.S. Dollars) (hereinafter: the "LOAN") in our account no. _____________ with the Central Branch of the Bank (hereinafter: the "ACCOUNT"), all in accordance with the terms of this Letter of Undertaking; and

WHEREAS we have advised the Bank that Perrigo International, Inc., our sole parent company (hereinafter: the "GUARANTOR") intends to deposit an amount of US$ 400,000,000 (four hundred million U.S. Dollars) (hereinafter: the "DEPOSIT") in an uninsured account at the New York Branches of the Bank, which amount shall be pledged by way of a first security interest in favor of the Bank; and

WHEREAS the Bank has agreed to comply with our request dependent, inter alia, upon signing this Letter of Undertaking.

ACCORDINGLY WE HEREBY DECLARE AND COVENANT AS FOLLOWS:

REQUEST FOR PROVISION OF THE LOAN

1. All details regarding the Loan shall be specified in our Request for Provision of the Loan attached as ANNEX "A" hereto, which by this reference is hereby deemed incorporated into this Letter of Undertaking as if set forth herein in full.

CONDITIONS PRECEDENT

2. The Bank shall not be obliged to grant us the Loan or any part thereof, unless the following has been fulfilled to the Bank's full satisfaction by no later than March 16, 2005:

     (a) The Bank must be satisfied in its discretion (i) with any and all UCC, tax lien and other searches that it may conduct, (ii) that all terms and conditions hereof have been satisfied, including but not limited to the condition that the Deposit has been pledged by way of a perfected, first priority security interest therein, and (iii) that there is no legal impediment to the funding of the Loan.

     (b) The opening of the applicable bank accounts by us and the Guarantor and the submission to the Bank of all of the documents determined by the Bank to be required in connection therewith.

     (c) The delivery of the Deposit to the Bank at least one Business Day (as defined in Annex "A") before the granting of the Loan hereunder.

     (d) The conclusion and due execution of all of the documents determined by the Bank to be required in connection with the Deposit, the Loan, the Guaranty and the pledge of the Deposit, including resolutions of, and legal opinions of counsel to, each of us and of the Guarantor.

     (e) The receipt by the Bank of all required opinions whose form will be determined by the Bank in its discretion.

INTEREST, ADDITIONAL INTEREST, DEFAULT INTEREST AND LEVIES

3. (a) The Loan shall carry interest at the rate set out in our Request for Provision of the Loan.

          It is agreed that the interest rate of the Loan shall be not less than an annual rate equal to the interest on the Deposit plus 0.125% per annum (hereinafter: the "SPREAD"), based on a 360-day-year.

     (b) In any case of increased cost of making the Loan and/or maintaining the Deposit incurred by the Bank for any reason, including the increased cost of the Loan to the Bank:

          (1) Arising from any obligation under any law or agreement or otherwise, imposed on or incurred by the Bank, or from any demand made upon the Bank by the Bank of Israel and/or by any competent or other authority in Israel or abroad:

               (aa) To hold liquid assets to any degree or in any currencies in connection with the granting of the Loan and/or the continued funding of the Loan; and/or

               (bb) To pay and/or make provision for any payments whatsoever to the State Treasury and/or to the Bank of Israel and/or to any competent and/or other authority in connection with the granting of the Loan and/or the continued funding of the Loan; or

          (2)  If as a result of any aforesaid obligation or demand described in section 3 (b)(1) above, the Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain if not for having complied with our request to provide us with the Loan.

          Then, we undertake to pay to the Bank from time to time additional amounts (hereinafter: "ADDITIONAL INTEREST") which in the opinion of the Bank will compensate the Bank for any such increased cost or, alternatively, subject always to the terms of clause 8 hereof, repay the outstanding amount of the Loan, including all interest accrued thereon until the actual date of such repayment, on the immediately following interest payment date of the Loan. A certificate of the Bank setting forth the amount or amounts necessary to compensate the Bank shall be delivered to us at least 10 days prior to payments of such amounts.

     (c) If we do not repay the Loan on the date specified therefor in our Request for Provision of the Loan and/or if we do not repay any sum which we are obliged to pay the Bank pursuant to this Letter of Undertaking and/or pursuant to our Request for Provision of the Loan, then that sum shall carry default interest at the rate prevailing at the Bank at that time for overdue payments in US dollars, which rate applicable to us at the date hereof is 3% per annum in excess of the rate of interest applicable to the Loan (hereinafter - "DEFAULT INTEREST") from the due date of payment of that sum - or if there is no due date for the payment thereof - from the date of the Bank's demand to pay same until its actual payment in full.

     (d) Default Interest shall be calculated by the Bank on the daily, weekly or other balances outstanding, as the Bank in its discretion shall decide, and shall be paid by us or capitalised at the end of each quarter, or any other period as the Bank shall decide in its sole discretion.

PLACE AND MANNER OF PAYMENT; TAXES

4. (a) All payments to be paid by us pursuant to this Letter of Undertaking shall be made to the Bank free of any taxes, deductions or charges and without set-off or counterclaim, in lawful and freely transferable currency denominated in US dollars and in funds available to the Bank at the branch we received the Loan, or at any place nominated by the Bank (provided that a 30 (thirty)-day-prior-notice of such nomination shall have been given to us by the Bank).

     (b) If at any time, any applicable law, regulation or regulatory requirement of any governmental authority, monetary agency or central bank requires us or any financial institution through which payment is made, to make any deduction or withholding in respect of taxes from any payment in respect of the Loan, the sum due from us in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made, and we shall indemnify the Bank against any losses or costs actually incurred by it by reason of any failure to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. We shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

APPLICATION OF PAYMENTS

5. Every payment paid by us relating to the credit shall be applied first to Default Interest, then to Additional Interest due, then to interest due and then to principal.

REPRESENTATIONS AND WARRANTIES

6. (a) We are a company duly organised and validly existing under the laws of the State of Israel; we have the power and authority to carry on and conduct our business as currently conducted and to own our property and other assets.

     (b) We have the power to execute, deliver and perform our obligations under this Letter of Undertaking and to borrow the amount of the Loan; all necessary action has been taken to authorise the execution, delivery and performance of this Letter of Undertaking and all other documents to be executed and delivered by us in connection with same or pursuant thereto.

     (c) This Letter of Undertaking constitutes our valid and legally binding obligations, enforceable in accordance with its terms.

     (d) The execution and delivery of, the performance of our obligations under, and the compliance with the provisions of this Letter of Undertaking by us, will not (i) conflict with, or result in any breach of, any of the terms of, or constitute a default under, any agreement or other instrument to which we are a party or subject or by which we or any of our property is bound, (ii) contravene or conflict with any provisions of the instruments constituting or defining our constitution, except to the extent such conflict, breach or default in the case of subparts (i) and (ii) could not be reasonably expected to have a material adverse effect on us..

     (e) No event has occurred and is continuing that constitutes, or that with the giving of notice or the lapse of time or both, would constitute an event specified in clause 13 hereof or would constitute a default under any agreement or instrument evidencing any indebtedness of mine, and no such event will occur upon the provision of the Loan.

     (f) No consent or approval of or notice to any creditor of ours is required by the terms of any agreement or instrument evidencing any indebtedness of ours, for the execution or delivery of, or the performance of the obligations under this Letter of Undertaking; Except for the approval of right of JP Morgan Chase Bank, as Administrative Agent, and other lenders, pursuant to a Credit Agreement with, among other parties, our parent, Perrigo Company.

     (g) There are no actions, proceedings or claims pending, or to our knowledge threatened, the adverse determination of which might have a materially adverse effect on the Deposit or on our financial condition or impair our ability to perform our obligations under or affect the validity or enforceability of this Letter of Undertaking.

ADDITIONAL UNDERTAKINGS

7. We hereby undertake to utilize all dividends received by us from subsidiaries of ours, if so received, solely for payments of interest currently due on the Loan.

PREPAYMENT

8. We may prepay the principal amount of the Loan, or any part thereof, without being charged with any penalty or fee as a result thereof, on the day following the 12th (twelfth) interest payment date (rollover) of the Loan and thereafter, on any interest payment date (rollover) of the Loan, subject to the following conditions:

     (i) We shall give the Bank a 30-day-prior notice regarding the due prepayment, including the amount to be prepaid by us;

     (ii) Any prepaid amount shall include all interest accrued on such amount until the date of actual prepayment;

     (iii) Such prepayment shall be subject to the terms of clause 12 hereof.

     (iv) Any amount prepaid shall cause the immediate release of the equivalent amount out of the Deposit and pledge in favor of the Guarantor, including the relevant interest accrued on such released amount until the actual date of such release, without any penalty or fee.

     (v)  By written notice to the Bank and subject to the terms specified under
          (i) - (iii) above, we can effect repayment of the principal of the Loan with the Deposit.

SECURITY

9. As security for the due and punctual performance of all or any of our undertakings hereunder or pursuant hereto, the Bank shall be furnished with the following collateral to the Bank's full satisfaction:

     (i) A pledge which shall be a perfected, first priority security interest of the uninsured Deposit at the New York Branches of the Bank; and

     (ii) The Guarantor's guaranty of certain indebtedness of ours to the Bank in connection with the Deposit and the pledge thereof (hereinafter: the "GUARANTY").

     Additionally, Perrigo Company, a Michigan Corporation (hereinafter:
     "PERRIGO COMPANY"), shall furnish the Bank with a comfort letter in wording agreed with the Bank (hereinafter: the "COMFORT LETTER").

10. The furnishing to the Bank of the collateral referred to in clause 9 hereof will constitute incontrovertible proof that they have been tendered to the Bank as security for the repayment of the sums owed by us in respect of the Loan or pursuant hereto which are hereinafter referred to as - "THE ABOVE sums".

11. It is agreed that the realisation of any one security shall not affect or detract from any other security.

EARLY TERMINATION OF THE LOAN

12. In the event of any early termination, in whole or in part, of the Loan, whether due to a prepayment, an event of default (as hereinafter referred to), a demand of prepayment by the Bank or otherwise, such early termination shall automatically result in the early termination, to the same extent, of the Deposit. In the event of any such early termination of the Loan and the Deposit as aforesaid, the Bank shall revalue the cost of termination/breakage of both the Loan and the Deposit on the basis of the replacement cost applicable at that time, which the Bank has or would have incurred in replacing both the Loan and the Deposit as determined by the Bank in its sole discretion. Any such cost regarding the Loan shall be borne by us, provided always that the Spread shall remain unchanged. It is hereby noted that (i) the Spread shall be calculated with regard to the remaining outstanding principal of the Loan for the relevant period. The Spread shall be borne by us unless was already paid to the Bank and (ii) the loss caused to the Bank as a result of such early termination of the Loan as aforesaid shall be equal to the benefit created by early breakage of the Deposit and alternatively, the benefit caused to the Bank as a result of such early termination of the Loan as aforesaid shall be equal to the loss caused by early breakage of the Deposit.

IMMEDIATE REPAYMENT

13. Without derogating from the generality of this Letter of Undertaking, the Bank shall be entitled to demand the immediate payment of all the above sums in any one of the events enumerated below, in which case the Bank shall be entitled to realize the Deposit and to demand the payment of any additional amounts due and payable to it under the Guaranty. The events are as follows:

     (a) If we commit a breach of or fail to perform any of the terms and conditions herein contained or of any other obligation which we have incurred or may incur towards the Bank in relation to the Loan (and such breach or failure continues unremedied for a period of 30 days after written notice from the Bank) or if it transpires that any declaration or representation made by us in relation to the granting of the Loan is false or inaccurate in any material respect.

     (b) If there is any Event of Default under the Cash Collateral Pledge Agreement signed by the Guarantor vis-a-vis the New York Branches of the Bank.

     (c) If we or the Guarantor adopt a voluntary winding up resolution, file for bankruptcy protection, or if an order for winding up is made against any of us or if the name of any of us is struck out or is about to be struck out from any official register kept by law.

     (d) If a receiver is appointed over any or all of our assets, or the Guarantor's assets, or if an order is made against us or the Guarantor for receivership or an interim liquidator or a special manager is appointed over any of us.

     (e) If an attachment or similar process of execution in amount of at least US$ 3,000,000 (three million US dollars) is levied against any of our or the Guarantor's assets.

     (f) If we fall behind in the payment of any amount owed by us to the Bank for more than 7 (seven) days.

     (g) If we do not furnish the Bank with annual financial statements, books of account and other authorities and materials in relation to the state of our affairs as provided in clause 18 hereof, or if we are required so to do and we do not comply with any such requirement (and such failure continues unremedied for a period of 60 days after written notice from the Bank, provided that such failure shall not exceed the date March 30th immediately following the Bank's notice).

     (h) If Perrigo Company does not furnish the Bank with annual and quarterly financial statements.

     (i) In the event of winding up or breach of undertaking by us and/or by the Guarantor.

     (j) If in the opinion of the Bank the continued granting of the Loan becomes unlawful.

     (k) If there is a change in ownership or control over us or over the Guarantor as against the date hereof.

14. If we do not repay any of the above sums on the expiration date of the Loan or same becoming due for immediate repayment pursuant to clause 13 hereof (each of such dates being hereinafter called - "THE DUE DATE OF PAYMENT") then the above sums shall carry Default Interest from the due date of payment until their actual final payment.

OTHER RIGHTS OF THE BANK

15.  The Bank may at any time, but shall not be obliged:

     (i) To apply to any amounts owed by us, any amounts owed to us by the Bank in any account or manner or for any reason (even before the maturity of the amounts owed to us by the Bank as aforesaid).

     (ii) To purchase for our account, any amount in foreign currency which may be required for payment of any of the amounts owed by us, or to sell any foreign currency standing to our Loan at the Bank and to apply the proceeds to the payment of any of the amounts owed by us.

     (iii) In any event the Bank may effect set-off without any prior notice. However, in the following cases, the Bank may effect such set-off by giving us a-10 (ten)-day notice prior to effecting such set-off:

          (1)  In case of applying any amounts prior to their maturity.

          (2) In case of applying any time deposit which but for such application would have been automatically extended or renewed, so that certain rights or benefits would have accrued to us.

          (3) Notwithstanding sub-clause (iii)(1) above, if the delay in effecting such application might be detrimental to the Bank or affect any of its rights, such application may be made immediately. Moreover, where notice has been sent to us and in the course of the 10-day-period an attachment order or a receivership notice affecting us is received or a similar event occurs, such application may be made immediately.

     (iv) Any purchase or sale under sub-clause (ii) above, shall be effected at the rate of exchange prevailing at the Bank, out of the amounts in Israeli currency or foreign currency, as the case may be, standing to our credit at the Bank, or which may be obtained by realising collateral given or which may have been given by us to the Bank.

          The term "THE RATE PREVAILING AT THE BANK" shall mean, with respect to any purchase of foreign currency for the account, the highest rate for cheques and transfers at which the Bank at any relevant time generally sells to its customers the relevant foreign currency against Israeli currency, in addition to any conversion charge, tax, levy, compulsory payments or any other similar payments; and with respect to any sale of foreign currency from our account, the lowest rate for cheques and transfers at which the Bank at any relevant time generally purchases from its customers the relevant foreign currency against Israeli currency, after deducting any conversion charge, tax, levy, compulsory payments or any other similar payments.

16. We hereby instruct and authorise the Bank to debit from time to time the Account with the amount required to pay the above sums.

17. (a) We hereby confirm that the Bank's books, accounts and entries shall be binding upon us, shall be deemed to be correct and shall be prima facie evidence against us in all their particulars, including all reference to the calculation of the above sums and any other matter related hereto.

     (b) We hereby confirm receipt of the Bank's notification that according to the Protection of Privacy Law, 5741-1981:

          (i) All the particulars furnished or which may be furnished by us to the Bank may be used by the Bank in the normal course of its operations at its own discretion;

          (ii) All the particulars furnished or which may be furnished by us to the Bank shall be stored in keeping with the Bank's requirements from time to time in data bases of the Bank and/or of suppliers to the Bank from time to time of computer and data processing and warehousing services, and we hereby confirm our agreement thereto.

FINANCIAL STATEMENTS

18. (a) We are aware that since we are obliged by law to prepare annual financial statements, the furnishing of such financial statements to the Bank in accordance with the regulations for the supervision of banks and/or of the Bank of Israel and/or any provision of law is a condition precedent for the provision of the Loan, and we undertake to furnish same as aforesaid, in the form laid down by law or in accordance with Israeli generally accepted accounting principles and with such regularity as may be required of us by the Bank from time to time.

          The above notwithstanding, it is agreed that due to the fact that our company is a newly formed corporation, our obligation to furnish the Bank with our annual audited financial statements shall not apply to the first calendar year of our company's existence (i.e., the year beginning on the date of our company's formation).

     (b) From time to time, as required by the Bank, we shall allow a representative of the Bank to peruse during usual working hours, all balance sheets, financial statements, books of account, card indexes, ledgers and other authorities and materials in relation to the state of our affairs.

ACCEPTANCE OF ORDERS AND NOTICES NOT REDUCED TO WRITING

19. The Bank shall be entitled, in its sole discretion, to accept or refuse any orders or notices given verbally, by telephone or by any other mode which is not reduced to clear and legible writing. In the event that the Bank agrees to act on our instructions or request not being an instruction in writing in the usual way, we accept all responsibility for any mistake, misunderstanding or discrepancy and for any damage, loss or breach which may be caused as a result of such instructions being so given.

RIGHT OF ASSIGNMENT; ADMINISTRATION OF THE LOAN

20. (a) The Bank may at any time at its own discretion and without our consent being required, transfer and/or assign its rights in relation to the above sums and/or arising from this Letter of Undertaking, in whole or in part, including the Deposit and the pledge thereof, in whole or in part, and any transferee and/or assignee may also re-transfer and/or reassign the said rights without any further consent being required from us; provided that the Deposit must remain in the United States and the Loan must remain in Israel. Such transfer and/or assignment may be effected in any way the Bank or any subsequent transferor and/or assignor deems fit. Any transfer that results in the Deposit not remaining in the United States or the Loan not remaining in Israel is void.

     (b) We agree that we may not assign or transfer any of our rights or obligations in relation to the Loan without the prior written consent of the Bank.

21. The Bank may administer the Loan or any part thereof by booking same with any of its branches, whether in Israel or abroad. The Bank may at any time and from time to time at its own discretion and without any consent being required from us, transfer the administration of the Loan or any part thereof from one branch of the Bank to another, whether in Israel or abroad.

REGISTRATION OF COLLATERAL

22. The Bank may register all or any of the collateral with any competent authority in accordance with any law and/or in any public register.

THE BORROWER'S DUTY TO NOTIFY

23. (a) We undertake to notify the Bank in writing of any contention or objection we may have, if any, in connection with any statement, extract of any account, confirmation or notice received from the bank including information received through any automatic terminal facility. If we do not protest or object within 60 days of the date of dispatch thereof, the Bank may consider us as having acknowledged same as correct.

     (b) Without derogating from the other provisions of this Letter of Undertaking, any waiver, extension, concession, acquiescence or failure to act (hereinafter: "WAIVER") on the Bank's part as to the non-performance, partial performance or incorrect performance of any of our obligations pursuant to this Letter of Undertaking, such waiver shall not be treated as a waiver on the part of the Bank or any rights, but as a limited consent given in respect of the specific instance.

24.  We hereby undertake to notify the Bank immediately:

     (a) Of any claim of right to any security given or which may be given to the Bank pursuant hereto and/or of any execution or injunction proceedings or other steps taken to attach, preserve or realise any such security.

     (b)  Of any of the events enumerated in clause 13 above.

     (c)  Of any change of address.

     (d) Of any application for winding-up our affairs which is filed against us or by us as well as the adoption by us of a resolution for voluntary winding-up and/or merger.

     (e) Of any application to have us declared bankrupt or to appoint a receiver over our property or any part thereof.

EXPENSES

25. All of the expenses involved in the enforcement thereof or in the realisation of the securities for the enforcement thereof (including fees of the Bank's advocates), shall be paid by us to the Bank upon the

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     Bank's first demand, together with interest at the maximum rate prevailing at the Bank at the time and from time to time on excesses and/or arrears in current debitory accounts from the date demand was made until payment in full, and until payment in full the aforesaid expenses together with the interest thereon, shall be secured by the securities mentioned in clause 9 hereof. Moreover, the Bank may debit the Account with the aforesaid expenses together with interest thereon.

INTERPRETATION

26. In this Letter of Undertaking - (a) the singular includes the plural and vice versa; (b) the masculine gender includes the feminine gender and vice versa; (c) "BANK" means Bank Hapoalim B.M. and any of its branches or offices existing on the date hereof and/or to be subsequently opened, wherever they may be, its assigns, successors, or attorneys in fact; (d) the recitals hereto form an integral part hereof; (e) the term "BANK'S BOOKS" shall be construed so as to include any book, record, statement of account, any copy of any statement of account, loan agreement, deed of undertaking, customers' bill, card index, page, film, any means of storage and retrieval of data for purposes of electronic computers and any other means of storage and retrieval of data; (f) the term "ENTRIES" shall be construed so as to include any entry or copy of any entry, irrespective of whether entered or copied by hand or by typewriter or entered or copied by printing, duplication, photocopying (including microfilm or microfiche) or by any mechanical, electrical or electronic means or by any means of electronic computer recording or by any other means whatsoever of recording or representation of words or numbers or other signs or symbols generally employed by banks.

DISCLOSURE OF INFORMATION

27. Any branch or agency of the Bank on whose books the Loan or any part thereof is recorded may disclose to the Head Office of the Bank, to any participant, to a potential participant, assignee or transferee, to any other person who may propose entering into contractual relations with the Bank in relation to the Loan or any part thereof, or to the Bank of Israel, the Examiner of banks, the Controller of Foreign Exchange or any person acting under their authority or to any other regulatory authority having jurisdiction over such branch or the Head Office of the Bank, or to the Head Office of the Bank for delivery by the latter to any such regulatory authorities, such information about us or the Loan as may be required by such regulatory authorities or as the branch or Head Office of the Bank may deem appropriate.

NOTICES

28. The Bank may give any notice pursuant hereto by sending same to us or by any other means. Any notice sent by the Bank to us by ordinary or registered mail according to the address first above written or to such other address in Israel as we shall notify the Bank in writing shall be deemed to be sufficient notice received by us within 72 hours of the time of dispatch of the letter containing the notice. A certificate in writing signed by the Bank shall be conclusive as to the time of dispatch of any such notice.

GOVERNING LAW AND PLACE OF JURISDICTION

29   (a)  This Letter of Undertaking shall be construed in accordance with the laws of the State of Israel.

     (b) For the purposes hereof, the exclusive place of jurisdiction shall be the competent court of law in Israel situated in the city of Tel Aviv
          - Jaffa.

CURRENCY INDEMNITY

30. We agree to indemnify the Bank against any loss incurred by it as a result of any judgement or order being given or made for the payment of any of the above sums and such judgement or order being expressed in a currency other than the currency in which any such sum is payable and as a result of any variation having occurred in the rates of exchange between the date on which any such sum becomes due pursuant hereto and the date of actual payment thereof. The foregoing indemnity shall constitute

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     our separate and independent obligation and shall apply irrespective of any indulgence granted to us from time to time and shall continue in full force and effect notwithstanding any such judgement or order.

NON RECOURSE

31. Notwithstanding anything in this Letter of Undertaking to the contrary, this Letter of Undertaking is non-recourse to us and nothing herein contained shall be deemed to cause us to be personally liable to pay any of the indebtedness, obligations or liabilities hereunder. The Bank shall not enforce our indebtedness, obligations or liabilities to perform and observe any of our obligations contained herein by any action or proceeding wherein a money judgment shall be sought against us. The provisions of this Clause 31 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Letter of Undertaking; (ii) impair the right of the Bank to name us as a party defendant in any action or suit to enable the Bank to enforce and realize upon its interest in the Pledge pursuant to the Cash Collateral Pledge Agreement signed by the Guarantor in connection with the Deposit (hereinafter: the "PLEDGE AGREEMENT") and/or the Guarantee; (iii) affect the validity or enforceability of the Pledge Agreement or the Guarantee; (iv) impair the enforcement of the Pledge Agreement; or (v) constitute a waiver release or impairment of the Bank's right to enforce its rights against the Guarantor, by an action or proceeding wherein a money judgment shall be sought against the Guarantor or otherwise, with respect to the Recourse Obligations (as defined in the Pledge Agreement).

NO AMENDMENT

32. This Letter of Undertaking and the all terms thereof cannot be amended or modified except by written agreement executed by us and the Bank.

                     AND IN WITNESS WHEREOF WE HAVE SIGNED:


                                        /s/ James R. Ondersma
                                        ----------------------------------------
                                        PERRIGO ISRAEL HOLDINGS LTD.


By: James R. Ondersma                   Title: Authorized Signatory
    ---------------------------------


By:                                     Title:
    ---------------------------------          ---------------------------------

We, the undersigned, Fischer, Bachar, Chen and Co., as legal counsel to Perrigo Israel Holdings Ltd. (the "COMPANY"), hereby confirm as follows:

1. that the Company has full legal right and has the corporate power and requisite corporate authority, to execute, deliver and perform this Letter of Undertaking.

2. that the Company signed upon the above Letter of Undertaking through its authorized signatory Mr. James Ondersma, according to a resolution duly adopted by the Company on March 16, 2005 and to its constituting documents.

3. that the above signatures are binding upon the Company for every intent and purpose.


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4.   The above confirmation is limited to Israeli law.


/s/ Fischer, Bachar, Chen and Co.       March 16, 2005
-------------------------------------
Stamp and Signature of legal counsel    Date


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